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                                                                  EXHIBIT 23.4

                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

   As independent public accountants, we hereby consent to the use of our report and to all references to our Firm included in or made a part of this registration statement.

CHARLES BAILLY & COMPANY P.L.L.P.

Sioux Falls, South Dakota
October 8, 1997